SCHEDULE 14 A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ______X______

Filed by a Party other than the Registrant _________

Check the appropriate box:

____  Preliminary Proxy Statement

__X_  Definitive Proxy Statement

____  Definitive Additional Materials

____  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

      FLORIDA EAST COAST INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

__X__  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(j)(2)

_____ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

_____  Fee computed on table below per Exchange Act Rules 14a-
       6(i)(4) and 0-11

                 FLORIDA EAST COAST INDUSTRIES, INC.
                      1650 Prudential Drive
                      Jacksonville, FL 32207

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held May 21, 1997

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of Florida East Coast Industries, Inc. (Industries) will be held at the Radisson River Walk Hotel at St. Johns Place, First Floor, Tug Room, 1515 Prudential Drive, Jacksonville, Florida, on Wednesday, May 21, 1997, at 10:30 A.M., Eastern Daylight Saving Time, for the following purposes, namely:

      1. To elect a Board of eight (8) directors for the ensuing year and until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the meeting. The transfer books will not be closed for this meeting.

      All Stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

      Industries' Proxy Statement is submitted herewith and contains important information regarding the matters to be acted on at the Annual Meeting. The Annual Report to Stockholders for the year ended December 31, 1996 has either been mailed previously or is enclosed herewith.

By Order of the Board of Directors

s/s T.N. Smith
Secretary

Dated:  Jacksonville, Florida
        April 11, 1997

WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                   FLORIDA EAST COAST INDUSTRIES, INC.
                         1650 Prudential Drive
                       Jacksonville, Florida 32207

                           PROXY STATEMENT

     This Proxy Statement is being mailed or otherwise furnished to Stockholders on or about April 11, 1997, in connection with the solicitation by the Board of Directors of Florida East Coast Industries, Inc.
(Industries), a Florida corporation, of proxies to be voted at the Annual Meeting of Stockholders of Industries to be held on May 21, 1997 and at any adjournment thereof (the Annual Meeting).

     The address of Industries is 1650 Prudential Drive, Jacksonville, Florida 32207, and the telephone number is 904/396-6600.

              MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the Stockholders of Industries will elect directors to serve for the ensuing year.

                   SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by Order of the Board of Directors of Industries for use in connection with the Annual Meeting of Industries' Stockholders to be held May 21, 1997. The expense of printing and mailing this Proxy Statement will be borne by Industries. In addition to solicitation of proxies by mail, Industries may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of Industries may solicit proxies on behalf of the Board of Directors personally, by mail, by telephone or by telegraph, but it is estimated that the expense of any such solicitation will be nominal, and that no compensation will be paid specifically for such solicitation.

     A proxy may be revoked by a Stockholder at any time prior to its being voted by written notice to the Secretary of Industries or by attendance and voting in person at the Annual Meeting by ballot. If a proxy is properly signed and is not revoked by the Stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the Stockholder. If no instructions are given, proxies will be voted in favor of the election of the nominees as directors.

             VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors of Industries has designated April 4, 1997 as the Record Date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, Industries had 9,360,000 shares authorized, 9,271,361 shares issued, and 9,051,987 shares outstanding of Common Stock, which is its only voting security. Of the 9,271,361 shares issued and outstanding, 219,374 represent treasury shares. The outstanding, excluding treasury shares, were held by approximately 756 Stockholders on March 3, 1997.

     The following table sets forth information as of March 1, 1997 with respect to persons known to Industries to be the beneficial owners of more than 5% of its outstanding Common Stock:

                                   Nature of
                                   Beneficial        No. of       Percent of
Names and Addresses                Ownership         Shares       Class (1)
-------------------                ----------        ------       ----------
Nemours Foundation (2)             Sole Voting &
P.O. Box 1380                      Dispositive
Jacksonville, FL 32201             Power             450,224        5.0%

St. Joe Corporation (3)            Sole Voting &
P.O. Box 1380                      Dispositive
Jacksonville, FL 32201             Power           4,902,304 (4)   54.2%

Franklin Resources, Inc. (5)       Sole Voting &
51 J.F.K. Parkway                  Dispositive
Short Hills, NJ 07078              Power           1,173,500       13.0%
----------
(1)  All percentages shown are rounded to the nearest one-tenth of one percent.

(2)  As of March 1, 1997, the following persons were directors of the Nemours
     Foundation: Jacob C. Belin, Alfred duPont Dent, H.H. Peyton, J.F. Porter, W.T. Thompson, Winfred L. Thornton and corporate director, NationsBank of Florida, represented by J.S. Lord. In such capacities, these directors collectively share voting and dispositive power with respect to Industries' Common Stock owned by the Nemours Foundation and, as such, may be deemed to be beneficial owners of that stock.

(3)  As of March 1, 1997, the following persons were directors of St. Joe
     Corporation: Jacob C. Belin, R.E. Nedley, Russell Newton, Jack Quindlen, Walter Revell, Peter Rummell, Frank Shaw, Jr., W.L. Thornton, Jack Uible and C.F. Zellers, Jr. In such capacities, all directors collectively share dispositive and voting power with respect to Industries' Common Stock owned by St. Joe Corporation.
     All directors may be deemed to be beneficial owners of Industries' Common Stock owned by St. Joe Corporation.

(4) By virtue of its ownership of approximately 54.2% of the outstanding Industries' Common Stock, St. Joe Corporation may be deemed to be not only an "affiliate" but also a "parent" of Industries.

(5) Messrs. Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of the parent holding company, Franklin Resources, Inc. ("FRI"), exercise voting control and dispositive power over these securities. On November 1, 1996, Mutual Advisors, Inc., a newly-formed wholly-owned subsidiary of FRI, acquired certain of the assets and liabilities of Heine Securities Corporation ("HSC") and became the investment advisor to the Franklin Mutual Series Fund, Inc. ("FMSFI"). Certain of the shares of Florida East Coast Industries, Inc. reported herein were reported on in prior Schedule 13G filings by HSC, the previous investment advisor to FMSFI.

                     GENERAL INFORMATION FOR STOCKHOLDERS

     Proxy Statement Proposals. Each year, the Board of Directors submits to the Stockholders at the Annual Meeting its nominations for election of directors.

     Other proposals may be submitted by the Board of Directors or Stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a Stockholder for inclusion in the 1998 Annual Meeting Proxy Statement must be submitted in writing and must be received by Industries no later than January 5, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Corporate Secretary.

     Shares Present at 1996 Meeting - At the 1996 Annual Meeting, 91% of the outstanding shares of Industries' Common Stock were present. Of the total shares voted at that meeting, 99% were voted for each nominee and 1% was withheld from the vote for each nominee.

                     PROPOSAL I - ELECTION OF DIRECTORS

     At the Annual Meeting, eight (8) directors of Industries are to be elected to serve until the next annual election and until their successors are duly elected and qualified.

Vote Required

     Stockholders of Industries are entitled to one vote for each share held by them and have the right to cumulate their votes for the election of directors. Each Stockholder is entitled to as many votes as equals the number of his shares, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or among any two or more of them, as he may see fit. The directors elected shall be those eight (8) persons who receive the greatest number of votes. Management reserves the right to distribute the votes represented by a proxy among one or more of the nominees named below unless contrary instructions are contained in the proxy.

Nominees

     Information concerning the eight (8) nominees for election as directors, including their principal occupations or employment, the name and principal business or organizations in which such occupations or employment were carried on, positions with Industries and directorships with other companies filing with or regulated by the Commission is contained in the following materials.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies will be voted for the election of such other person(s) as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

                               Principal Occupation or Employment
                               for the Past Five Years - Positions
                               with Industries - Other
Name, Director Since, Age      Directorships
-------------------------      ----------------------------------
Jacob C. Belin                 Former Chairman of the Board,
Director since 1984            St. Joe Paper Company.  Director,
Age 82                         St. Joe Corporation. Trustee, Alfred I. duPont
                               Trust.

J. Nelson Fairbanks            President and Director, U.S. Sugar Corporation.
Director since 1989
Age 61

David M. Foster                Attorney, Rogers, Towers, Bailey, Jones & Gay
Director since 1995            for the last five years. Director, SunTrust
Age 62                         Bank of North Florida, N.A. Director, Gate
                               Petroleum and subsidiaries.

Allen C. Harper                Chairman/CEO, Esslinger-Wooten-Maxwell, Inc.,
Director since 1994            Realtors. President, First Reserve, Inc.
Age 52                         (1984-1996). Chairman, First Reserve, Inc.
                               Director, Tri-County Railroad Authority
                               (1989-present). Chairman, First American
                               Railways, Inc. Director, Vacation Break USA,
                               Inc.

John H. Mercer, Jr.            Retired President, John Mercer Terminal
Director since 1984            Warehouse Company.
Age 83


J.J. Parrish, III              President, Jesse J. Parrish, Inc. President and
Director since 1993            Director, Nevins Fruit Company, Inc. Director
Age 43                         and Vice Chairman, Parrish Medical Center.
                               Director, Barnett Bank of Central Florida.

W.L. Thornton                  Chairman of the Board and Chief Executive
Director since 1984            Officer, Industries. Chairman and President,
Age 68                         Industries prior to May 1995. Director, St.
                               Joe Corporation. Trustee, Alfred I. duPont
                               Trust.

Carl F. Zellers, Jr.           President and Chief Operating Officer,
Director since 1984            Industries. Prior to May 1995, Vice
Age 64                         President, Industries. President, Florida East
                               Coast Railway and Gran Central Corporation.
                               Director, St. Joe Corporation.

     Management has received an unsolicited request from Mr. Sidney W. Eline, Jr., of Louisville, Kentucky, asking that his name be placed in nomination to become a director of Florida East Coast Industries. Mr. Eline is President of Eline Realty Company, Inc. and Eline Development, Inc. in Louisville; he is a Kentucky real estate broker; he has served on local businesses and City Councils, and on the Louisville Board of Realtors. Management has not included Mr. Eline in its slate of directors.

     The Board of Directors met four times in 1996. All members of the Board of Directors attended at least 75% of the total number of Board meetings and meetings held by committees on which each served.

     In accordance with Industries' By-Laws, the Board of Directors elects from its members the Executive, Audit and Compensation Committees. The Executive Committee, when the Board of Directors is not in session, has authority to manage the affairs, business and property of Industries, and is composed of the Chairman (W. L. Thornton), President (C. F. Zellers, Jr.) and J. C. Belin.

     The Audit Committee has three (3) members (A.C. Harper, J.J. Parrish, III and J.H. Mercer, Jr.) and provides general oversight with respect to the accounting principles employed in financial reporting, the adequacy of Industries' internal accounting controls, and overseeing investment policies and procedures. No member of the Audit Committee may be a member of the Executive Committee or an officer or full-time employee of Industries or any subsidiary or affiliated company. During 1996, the Audit Committee held three meetings.

     The Compensation Committee has three (3) members (J. N. Fairbanks, A. C. Harper and D. M. Foster). The Committee establishes and executes compensation policy and programs for Industries' Executives. For the 1996 compensation and performance review, the Compensation Committee held four meetings.

     In 1995, the Board appointed a Special Committee of three (3) members (J.
J. Parrish, III, D. M. Foster and A. C. Harper) and charged the Committee with the responsibility of reviewing certain assets of the Company prior to recommending to the Board their future and best use. The Special Committee, with the approval of the Board, has engaged Goldman, Sachs & Company as its financial advisor and Morris, Nichols, Arsht & Tunnell as its legal counsel. All actions and recommendations of the Special Committee are subject to the approval of the Board of Directors.

     Industries has no Nominating Committee.

     Non-management directors are entitled to a quarterly retainer fee of $1,000, a fee of $650 for each Board meeting attended, and a fee of $200 for each Audit or Compensation Committee meeting attended. Members of the Special Committee are entitled to a fee of $850 for each Special Committee meeting and a per diem rate of $200 for each day or part of a day during which any member devotes more than casual time in conducting Industries' business. Management directors are entitled to a fee of $450 for each Board meeting attended. Members of the Executive Committee do not receive a fee for meetings of that committee. In addition to these standard fees, directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and committee meetings.

                           EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for Industries' Executive Officers whose 1996 total annual compensation exceeded $100,000, as well as the total compensation paid to those Executives for the past three years. Industries has no stock award or option programs.

Summary Compensation Table

                                          Other Annual   All Other
Name and Principal          Salary        Compensation  Compensation
    Position         Year     ($)          ($)           ($)
------------------   ----  ---------      ------------  ------------
W.L. Thornton        1996  180,000(a)        8,184(b)    21,800(c)
Chairman and CEO     1995  180,000(a)        8,160(b)     1,800(c)
                     1994  159,500(a)        5,580(b)     1,800(c)

C.F. Zellers, Jr.    1996  157,500           3,631(b)    22,575(c)
President and COO    1995  157,500           3,332(b)     5,010(c)
                     1994  133,260           3,700(b)     4,400(c)

T.N. Smith           1996   90,000             456(b)    11,584(c)
Vice President/Secy. 1995   90,000             360(b)     1,884(c)
                     1994   89,400             230(b)     1,457(c)
--------------

(a) This amount represents 100% of Mr. Thornton's salary. Under arrangement approved by the Board of Directors of both St. Joe Corporation and Florida East Coast Industries, Inc., Mr. Thornton's salary and expenses are paid by St. Joe Corporation, with 20% of salary, fringe benefits and common expenses being billed to and paid by Industries as compensation for his services as Chairman and CEO of Industries. Any expenses incurred for the exclusive benefit of either Industries or St. Joe Corporation are borne 100% by the benefiting corporation.

(b) These amounts include life insurance premiums and the personal use of vehicles owned by Industries.

(c) These amounts represent Industries' matching contribution to a 401(k) Plan and directors' fees, and one-time bonuses awarded by the Board of Directors for prior year's performance. Mr. Thornton was not a participant in the 401(k) Plan of Industries in 1995 and 1996.

Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") has the responsibility of establishing and administering compensation policies, plans and programs for the Company and its subsidiaries ("the Company").

Executive Compensation Philosophy
     The Committee has approved a compensation philosophy for the Company's management to serve as guiding principles for program design and administration. The overriding philosophy is that compensation should be tied directly to the Company's stated business objectives and to the sustained creation of stockholder value. The Committee believes that stockholder interests and the Company's compensation programs should be closely aligned and integrated. Therefore, the performance measures used to determine compensation levels have been demonstrated to be primary, sustainable drivers of stockholder value among other publicly-held companies including companies having transportation interests.

     The Company's performance compensation program consists of two components: (1) Base Salary and (2) Award Opportunity. Each of these components and its respective role in total direct compensation, as well as the basis for determining the compensation of the Chairman and Chief Executive Officer, is described below.

(1) Base Salary
     Pursuant to the compensation philosophy of emphasizing risk-oriented pay to encourage superior performance and consistent with the Company's business strategy of controlling fixed costs, annual compensation adjustments will be determined by several factors, including: the Company's performance, the individual's contribution to that performance, the individual's future potential, and competitive pay levels.

     In keeping with this philosophy in 1996, the Committee recommended a one-time payment to the senior executives, including the CEO and COO, roughly equal to 10% of their base salary and made no change to the base salary. The Board approved the recommendations, and the payments were allowed.

(2)  Award Opportunity
     In fiscal 1996, seventeen (17) senior executives were eligible to participate in the Company's annual incentive program. Each participant was assigned a Target Award Opportunity equal to the individual's level of responsibility. Target award levels range from 25% to 35% of annual base salary. The CEO and COO target was 35% and the target for the three other most highly-compensated officers was 25%. Actual award levels vary depending upon the degree of achievement relative to specified operating profit criteria and individual performance objectives and can range in total from 0% to 100% of target levels.

     Only those individuals who receive a satisfactory or better performance rating in their annual performance reviews are eligible to receive an annual Award Opportunity. Specific operating profit criteria performance objectives have been set by the Committee in relation to the Company's fiscal budget. A set of criteria was set for executives devoting all of their efforts to Realty different from those devoted to Transportation. For the CEO, COO, and certain other officers, Company performance governs their entire performance award amount. For other participants, their individual performance rating determines up to 60% of their award.

     As example of the application of actual awards under this performance program, a covered executive earning $100,000 having an assigned target Company Award Opportunity level of 25% has the opportunity to be awarded an actual award of $12,500 if the "Threshold" Company objective is met or an actual award of $25,000 if the "Target" Company objective is met.

     The management of Transportation segment of the Company for 1996 did not achieve the "Threshold" level as a result of an unusually large expenditure which was outside of the controls of management. After reviewing management's performance for 1996 and considering the extraordinary expenditure, the Committee recommended to the Board and the Board approved a bonus for the twelve (12) executives of the Transportation segment, excepting Messrs. Thornton and Zellers. The bonus represented an amount equivalent to 50% of the performance award had the "Threshold" level been achieved.

     Management of the Realty segment of the Company achieved the "Threshold" level and appropriate awards were granted to three (3) executives of the Realty segment.

Non-deductible Compensation
     The Senior Management Incentive Plan will be fully deductible for federal income tax purposes since it is not possible at this time for any executive officer's compensation to total more than $1 million.

Executive Compensation

     The Company's CEO, Mr. W.L. Thornton, was also the CEO of St. Joe Corporation during 1996 and was employed under an arrangement approved by each Board which provides that the Company will bear 20% of Mr. Thornton's total compensation, including any performance awards.

     As discussed in (1) Base Salary, the Committee recommended and the Board approved the following compensation for 1996, with a one-time bonus for 1995 services:

                                                                     ONE-TIME
   POSITIONS             NAMES                BASE SALARIES          BONUSES
CEO                   W.L. Thornton             $180,000             $20,000
COO                   C.F. Zellers, Jr.         $157,500             $17,500
VP/Secy.              T.N. Smith                $ 90,000             $10,000

     The Board of Directors of St. Joe Corporation, in a proposal, recommended the CEO's base salary for 1997 become $185,000, with a one-time bonus of $30,000 for his 1996 services to St. Joe Corporation and the Company.

     For 1997, the Committee recommended the following base salaries, with a one-time bonus for 1996 services, and the Board concurred:

                                                                      ONE-TIME
   POSITIONS             NAMES                 BASE SALARIES          BONUSES

CEO                  W.L. Thornton               $185,000             $30,000
COO                  C.F. Zellers, Jr.           $160,000             $30,000
VP/Secy.             T.N. Smith                  $ 95,000             $ 5,625

     The Committee believes that the philosophy described above will ensure that executive officers are rewarded appropriately for their services and the Committee is satisfied that the strategy supports corporate objectives and shareholder interests; however, additional changes can and will be considered if and when deemed appropriate within the context of these objectives and interests.

     The Compensation Committee is appointed by the Board of Directors and is composed entirely of independent, non-employee directors having no interlocking relationship as defined by the Securities and Exchange Commission.
                                        J. Nelson Fairbanks, Chairman
                                        D. M. Foster, Member
                                        Allen C. Harper, Member

Change of Control Severance Plan
     To encourage certain officers and employees of the Company and its subsidiaries to provide their continued attention and dedication to the business affairs and operations of the Company and its subsidiaries during the period of uncertainty preceding the possible consummation of a change of control, the Board of Directors, upon the recommendation of the Compensation Committee, adopted a "Change of Control Severance Plan." The Boards of Directors of Gran Central and the Railway each adopted similar plans covering their respective officers and employees.

     Under the Company's Plan, if, within two years following a change of control (as defined in the Company's Plan) any of the executive officers covered by the Company's Plan, which does not include the Chief Executive Officer, voluntarily terminates his employment under certain circumstances specified in the Plan or any such officer's employment is terminated without cause, then such officer is entitled to receive certain medical benefits for one year and a payment equal to the greater of two and one-half times such officer's annual base salary as in effect on the day preceding the consummation of the change of control or a sum calculated pursuant to a formula based upon the executive officer's years of service, compensation and certain other factors, provided that, in no event is the amount of such payment to exceed
2.99 times his base salary.

Stock Performance Graph

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Florida East Coast Industries, Inc.'s shareholders during the five-year period ended December 31, 1996, as well as an overall stock market index (Russell 1000) and FEC Industries' peer group index of nine (9) railroads, consisting of Burlington Northern Santa Fe, Canadian Pacific, Ltd., Conrail, Inc., CSX Corp., Illinois Central Corp., Kansas City Southern Industries, Inc., Norfolk Southern Corp., Union Pacific Corp. and Wisconsin Central Transportation Corp.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           FLORIDA EAST COAST INDUSTRIES, RUSSELL 1000 INDEX AND
                        VALUE LINE RAILROADS INDEX
                  (Performance Results Through 12/31/96)

NAME                       1991     1992     1993     1994     1995     1996
----                       -------------------------------------------------
Florida East Coast Ind. $100.00  $122.16  $167.77  $169.75  $176.52  $227.05
Russell 1000 Index      $100.00  $109.04  $120.11  $112.65  $152.55  $186.81
Railroads               $100.00  $111.03  $138.95  $115.53  $163.08  $199.81

Assumes $100 invested at the close of trading 12/91 in FLORIDA EAST COAST INDUSTRIES common stock, Russell 1000 Index, and Railroads.
*Cumulative total return assumes reinvestment of dividends.

Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

Industries' Employee Benefit Plan

     Salaried Employees' Deferral Plan

     On October 19, 1983, Industries adopted a deferred compensation plan (the "Plan"), which became effective January 1, 1984. Pursuant to the Plan, Industries annually matches voluntary contributions made by participants to a trust maintained for participants in an amount equal to $1,200 for the first $1,200 contributed by the participants, and $.25 per $1 for any amount contributed by a participant in excess of $1,200. Participants may elect to make their contributions through a written salary reduction agreement with Industries, but the amount, subject to matching contributions, may not exceed 6% of their total before tax compensation per year, as defined in the Plan, and the total amount of contributions by participants to the trust per year may not exceed 10% after tax compensation, as defined in the Plan. Any salaried employee who has completed 90 days of service and is not represented by an organization recognized by Industries for purposes of collective bargaining is eligible to participate, assuming that in any given Plan year such employee has performed at least 1,000 hours of service. Each participant's account under the Plan is invested in either one of four mutual funds or Industries' Common Stock as determined by the participant. In 1996, Industries contributed $27,900 to the Plan on behalf of the fifteen (15) Executive Officers as a group.

     Hourly Employees' Salary Deferral Plan

     On April 1, 1995, Industries adopted a deferred compensation plan (the "Plan") for hourly-waged employees. Participants may elect to make contributions through a payroll deduction agreement with Industries, but the amount may not exceed 6% of their total before tax compensation per year, as defined in the Plan, and the total amount of contributions by participants to the trust per year may not exceed 10% after tax compensation, as defined in the Plan. Any hourly or salaried employee who has completed 90 days of service and is represented by an organization recognized by Industries for purposes of collective bargaining or is represented by an individual employee operating agreement is eligible to participate after 1,000 hours of service. Each participant's account under the Plan is invested in either one of four mutual funds or Industries' Common Stock as determined by the participant. The Plan is not subject to matching contributions by the Company.

Security Ownership of Management

     Shown below is information concerning beneficial ownership of Industries' Common Stock for each director and for all directors and officers as a group as of March 1, 1997. Under rules of the Commission, "beneficial ownership" is deemed to include shares for which the individual, directly or indirectly, has or shares voting and/or dispositive power:

                   Nature of Beneficial                       Percent of
Names                   Ownership        No. of Shares         Class (1)
-----             ---------------------  -------------        ----------
J.C. Belin         Shared Voting/
                   Dispositive Power      5,352,528 (2)          59.1%

J.N. Fairbanks

D.M. Foster

A.C. Harper

J.H. Mercer, Jr.   Sole Voting/
                   Dispositive Power            100


J.J. Parrish, III

W.L. Thornton      Sole Voting/
                   Dispositive Power          5,909               0.1%
                   Shared Voting/
                   Dispositive Power      5,352,528 (2)          59.1%

C.F. Zellers, Jr.  Sole Voting/
                   Dispositive Power          2,325
                   Shared Voting/
                   Dispositive Power      4,902,304 (3)          54.2%

13 directors &     Sole Voting/
officers as a      Dispositive Power         10,432               0.1%
group              Shared Voting/
                   Dispositive Power      5,352,528 (4)          59.1%
____________

(1) All percentages shown are rounded to the nearest one-tenth of one percent. Where no percentage is shown, the amount of Industries' Common Stock owned by the beneficial owner listed is less than one-half of one-tenth of one percent (4,526 shares) of all outstanding Industries' Common Stock.

(2) Includes 4,902,304 shares or 54.2% of Industries' Common Stock owned by St. Joe Corporation, and 450,224 shares or 5.0% of Industries'
     Common Stock owned by the Nemours Foundation.

(3) Includes 4,902,304 shares or 54.2% of Industries' Common Stock owned by St. Joe Corporation.

(4) Includes the 4,902,304 and 450,224 listed as beneficially owned by Messrs. Belin and Thornton, and the 4,902,304 listed as beneficially owned by Mr. Zellers, however, reports the same number of shares beneficially owned by these persons only once.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has been Industries' accountant of record since September 1990, and Industries is expected to select that firm for the audit of the current fiscal year's records. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer Stockholders' questions and will be given an opportunity to make a statement.

                                  OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

     The Change of Control Severance Plan referred to herein is incorporated by reference and has been filed with the Securities and Exchange Commission as an exhibit to the Corporation's 10-K Annual Report. The Corporation will provide, without charge, to any person to whom this Proxy Statement is delivered, upon written or oral request of such person, a copy of such plan. Written requests should be directed to the Corporation at 1650 Prudential Drive, Jacksonville, FL 32207, Attention: Mr. T. N. Smith, Vice President and Secretary, and oral requests should be made by calling 904/826-2233.

By Order of the Board of Directors

T.N. Smith
Secretary
Dated:  April 11, 1997

                       FLORIDA EAST COAST INDUSTRIES, INC.

                  THIS PROXY IS SOLICITED BY THE BOARD FOR THE
                  MAY 21, 1997 ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby appoints J.C. Belin, T.N. Smith and G.P. West and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held at the Radisson River Walk Hotel at St. Johns Place, First Floor, Tug Room, 1515 Prudential Drive, Jacksonville, Florida, on Wednesday,
May 21, 1997, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

1.  THE ELECTION OF DIRECTORS    FOR all nominees listed below
                                 (except as marked to the contrary below)( )

                                 WITHHOLD AUTHORITY to vote for all
                                 nominees listed below ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.)

J. BELIN, N. FAIRBANKS, D. FOSTER, A. HARPER, J. MERCER, JR.,
J. PARRISH, III, W. THORNTON, C. ZELLERS, JR.

_______________________________________________________________________________

2. For the transaction of such other business as may properly come before the meeting.

                                       Please sign exactly as name appears.
                                       If stock is held in name of joint
                                       holders, each should sign.  If you
                                       are signing as a trustee, executor,
                                       etc., please so indicate.

                                       DATED:________________________, 1997

                                       ____________________________________
                                                     SIGNATURE

                                       ____________________________________
                                             SIGNATURE IF HELD JOINTLY
                                       Please mark, sign, date and mail
                                       this card promptly in the postage
                                       prepaid return envelope provided.